STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of March 24, 2002, by and among Sub-Surface Liquid Injection Company, Inc., a Texas corporation ("Sub-Surface"), Patrick J. Sanjenis, a resident of the State of Wisconsin ("Sanjenis") (Sub-Surface, and Sanjenis, each individually a "Seller" and collectively "Sellers"), Texas Commercial Resources, Inc., a Texas corporation ("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, Sanjenis owns 12,000 shares (the "Shares") of common stock ("Common Stock"), of Crossroads Environmental Corp., a Texas corporation (the "Company");

     WHEREAS, on April 27, 1999, the Company issued a promissory note in the original principal amount of $3,000,000 (the "Note") payable to the order of Sub-Surface in connection with that certain Credit Agreement dated April 27, 1999 (the "Credit Agreement"), between the Company and Sub-Surface;

     WHEREAS, Sanjenis desires to sell to Purchaser, and Purchaser desires to purchase from Sanjenis, the Shares for the consideration set forth herein; and

     WHEREAS, Sub-Surface desires to sell to Purchaser, and Purchaser desires to purchase from Sub-Surface, the Note for the consideration set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows;

                                    ARTICLE I
                                  DEFINED TERMS

     Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by any Governmental Authority or other third party.

     "Affiliates" of a party shall mean persons or entities that directly, or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, such party.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

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

     "Environmental Laws" means any and all applicable Laws pertaining to health, safety, or the environment in effect in any and all jurisdictions in which the Company has conducted operations or activities or owned or leased property, including, without limitation, the Clear Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Rivers and Harbors Act of 1899, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Texas Water Code, the Texas Solid Waste Disposal Act, and other environmental conservation or protection laws.

     "Facilities" means those certain surface facilities for the storage or processing of liquid wastes owned and operated by the Company.

     "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered into by or with any Governmental Authority.

     "IRS" means the United States Internal Revenue Service.

     "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of common law.

     "Liabilities" means any and all debts, liabilities and obligations (including, without limitation, all obligations relating to employees or former employees of Seller), whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any environmental law), Action or Governmental Order and those arising under any contract agreement, arrangement, commitment or undertaking.

     "Material Adverse Effect" shall mean a single event, occurrence or fact that (together with all other events, occurrences and facts that could reasonably be expected to result in a loss to the Company) would have, or might reasonably be expected to have, a material adverse effect on the Company and its business and operations.

     "Materials of Environmental Concern" means any chemicals, pollutants, contaminants, wastes (including ambient wastes, hazardous wastes, and liquid industrial wastes), or other substances (including toxic, deleterious, or hazardous substances), as defined, listed, or regulated pursuant to any Environmental Laws, including asbestos-containing materials, polychlorinated biphenyls, pesticides and oils, and petroleum (including crude oil and any fraction thereof, natural gas, and natural gas liquids) and petroleum products (as those exemplary terms are defined in or regulated under the United States National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss.ss. 300.1 et. Seq. and other Environmental Laws.


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

     "Permitted Encumbrances" means any and all of the following encumbrances:

     (a) Liens for taxes and assessments which are not yet due and payable or, if due and payable, the validity of which is being contested in good faith by appropriate legal proceedings;

     (b) Rights existing under applicable laws or operating agreements or similar contracts to assert liens against any properties of Seller or the Company, but not including liens and other rights which have actually been asserted, unless Seller or the Company disputes the validity of any such lien or the amount claimed to be owed in connection therewith, or such lien or other right is not enforceable against the interest of Seller or the Company;

     (c) Any obligations or duties affecting any property to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules and orders of any Governmental Authority;

     (d) Any other Encumbrance that is not substantial in character, amount or extent and does not materially detract from the value of the property subject thereto; and

     (e) Any Encumbrance created by Purchaser or any of its Affiliates.

     Section 1.02. Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

     Term                                                Section
     ----                                                -------
     Agreement                                           Preamble
     Ancillary Documents                                 Section 4.04
     Cash Payment                                        Section 2.03
     Closing                                             Section 3.01
     Common Stock                                        Preamble
     Company                                             Preamble
     Final Orders                                        Section 2.03
     Losses                                              Section 7.02
     Note                                                Preamble
     Proximate Owners                                    Section 4.17(b)
     Purchase Price                                      Section 2.03
     Purchaser                                           Preamble
     Sanjenis                                            Preamble
     Securities Act                                      Section 4.10
     Sellers                                             Preamble
     Shares                                              Preamble
     Sub-Surface                                         Preamble
     TCRI Warrants                                       Section 2.03
     TNRCC                                               Section 4.17(a)
     TNRCC Well Permits                                  Section 4.17(a)
     Warrant Agreement                                   Section 2.03
     Well Site                                           Section 4.16


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

                                   ARTICLE II
                                PURCHASE AND SALE

     Section 2.01. Purchase and Sale of Shares. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, Sanjenis shall sell, assign, transfer, and deliver to Purchaser, and Purchaser shall purchase and accept from Sanjenis, the Shares.

     Section 2.02. Purchase and Sale of the Note. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, Sub-Surface shall sell, assign, transfer, and deliver to Purchaser, and Purchaser shall purchase and accept from Sub-Surface, all of Sub-Surface's rights, title, and interest in and to the Note.

     Section 2.03. Purchase Price and Payment. In consideration of the sale of the Shares and the Note to Purchaser, Purchaser shall deliver to Sellers (a) $850,000 cash ("Cash Payment") and (b) shall issue to Sellers warrants to purchase 1,000,000 shares of common stock of Purchaser, par value $.01 per share ("TCRI Warrants"), under the vesting schedule and other terms and conditions set forth more particularly in the warrant agreement attached hereto as Exhibits A-1 and A-2 ("Warrant Agreement"). The Cash Payment and TCRI Warrants are collectively referred to herein as the "Purchase Price". The Purchase Price shall be allocated between Sellers as set forth on Schedule 2.03.

                                   ARTICLE III
                                     CLOSING

     Section 3.01. Closing. Subject to the terms of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing of the transactions contemplated hereby (the "Closing") to be held at the offices of Thompson & Knight, LLP, 1200 Smith Street, Suite 3600 Houston, Texas on the date which is the later of (a) May 22, 2002 or (b) the satisfaction of all closing conditions set forth in this Article III, or at such other place or at such other time or on such other date as Sellers and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

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

     Section 3.02. Conditions to the Closing.

     (a) The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

          (i) All the representations and warranties of Purchaser contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects as of the date made and (having been deemed to have been made again on and as of the Closing Date) shall be true and correct in all material respects on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

          (ii) Purchaser shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     (b) The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

          (i) All the representations and warranties of Sellers contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects as of the date made and (having been deemed to have been made again on and as of the Closing Date) shall be true and correct in all material respects on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

          (ii) Sellers shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     Section 3.03. Closing Deliveries by Sellers. At the Closing, Sellers shall execute, acknowledge (where appropriate) and deliver, or cause to be executed, acknowledged (where appropriate) and delivered, to Purchaser the following:

     (a) A certificate or certificates evidencing the Shares, duly endorsed in blank or accompanied by appropriate stock powers.

     (b) The Note, duly endorsed by Sub-Surface payable to the order of Purchaser.

     (c) A certificate, executed by Sellers, dated as of the Closing Date, certifying that (i) the representations and warranties of Sellers in this Agreement are true and correct in all material respects as of the Closing (or, in the case of representations and warranties which address matters only as of a particular date, as of such particular date), with the same effect as though made as of such date, (ii) that each covenant or agreement of Sellers in this Agreement to be complied with at or prior to Closing shall have been complied with in all material respects and (iii) no Action (excluding any such matter initiated by Purchaser or any of its Affiliates) is pending or, to Sellers' knowledge, threatened before and no injunction issued by any Governmental Authority seeking to enjoin or restrain or prohibit, delay, or restrain the performance of or to obtain damages or other relief in connection with this Agreement, or the consummation of the transactions contemplated hereby.


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

     Section 3.04. Closing Deliveries by Purchaser. At the Closing, Purchaser shall execute, acknowledge (where appropriate) and deliver, or cause to be executed, acknowledged (where appropriate) and delivered, to Seller the following:

     (a) The Cash Payment in immediately available funds by wire account specified by Sellers, which Cash Payment shall be allocated among the Sellers as set forth on Schedule 2.03. Sellers shall provide Purchaser with their individual account number and routing information for their accounts in writing no later than two days prior to the Closing.

     (b) A certificate or certificates evidencing the TCRI Warrants duly issued and registered in the name of Sellers, allocated among the Sellers as set forth on Schedule 2.03.

     (c) A certificate, executed by the duly authorized officer of the Purchaser, dated as of the Closing Date, certifying that (i) the representations and warranties of Purchaser in this Agreement are true and correct in all material respects as of the Closing, with the same effect as though made as of such date (or, in the case of representations and warranties which address matters only as of a particular date, as of such particular date), (ii) that each covenant or agreement of Purchaser in this Agreement to be complied with at or prior to Closing shall have been complied with in all material respects and
(iii) no Action (excluding any such matter initiated by Seller or any of its Affiliates) is pending or, to Purchaser's knowledge, threatened before any court or governmental agency seeking to enjoin or restrain or prohibit, delay, or restrain the performance of or to obtain damages or other relief in connection with this Agreement, or the consummation of the transactions contemplated hereby.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS


     Purchaser understands and accepts the fact that the representations and warranties made by Sellers regarding the Company, which are made on the basis of their best knowledge, are based on limited contacts with the Company. On the part of Sanjenis, such contacts dealt with his execution of a judgment against Company shareholders, Environmental Financing Partnership L.L.C., Fred Miller and Eric Reidman, and the recovery by court order of the parties' shares of stock. Sub-Surface's contacts and representations relate to their dealings with the Company relative to the loans provided to the Company pursuant to the Credit Agreement and the companion transactions related to the funding of the loan(s) to the Company. Sellers jointly and severally represent and warrant to Purchaser that:


     Section 4.01. Organization; Good Standing. Sub-Surface is a corporation duly formed under the laws of Texas. Sub-Surface has all requisite power and authority to own and lease its properties and assets and to carry on its business as currently conducted.


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

     Section 4.02. Charter and Bylaws. The Sellers have made available to Purchaser accurate and complete copies of (i) the articles of incorporation charter and bylaws of the Company as in effect at the time Sub-Surface entered into the Credit Agreement, (ii) the stock records of the Company, and (iii) the minutes of all meetings of the Board of Directors of the Company, any committees of such Board, and the stockholders of the Company (and all consents in lieu of such meetings).

     Section 4.03. Capitalization of the Company. The authorized capital stock of the Company consists of __________ shares of Common Stock, of which, as of the date hereof, to the best of Sellers' knowledge, 100,000 shares are outstanding and no shares are held in the Company's treasury. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. Except as set forth above in this Section, there are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of the Company other than those shares issued to the parties set forth on Exhibit B, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company other than the Note, (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company. There are (and as of the Closing Date there will be) no outstanding obligations of the Company to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights. No Seller is a party to, or is aware of, any voting agreement, voting trust, or similar agreement or arrangement relating to any class or series of the Company's capital stock.

     Section 4.04. Due Authorization; Execution and Delivery. Sub-Surface has full corporate power and authority to enter into and perform this Agreement and any documents or instruments to be entered into as contemplated or required by this Agreement (collectively, the "Ancillary Documents") and to which each is a party, and to carry out the transactions contemplated hereby and thereby. Prior to the Closing, Sub-Surface will have taken all requisite action to approve the execution and delivery of this Agreement and the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby. This Agreement and each of the Ancillary Documents to which the Sellers are a party constitutes the legal, valid and binding obligation of the Sellers, enforceable against them in accordance with its terms, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally (whether such rights are considered at law or in equity).

     Section 4.05. Noncontravention. The execution, delivery, and performance by the Sellers of this Agreement and the Ancillary Documents to which each is a party, and the consummation by Sellers of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of Sub-Surface, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, or require any consent, approval, authorization or waiver of, or notice to, any party to, any material bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the Sellers is a party or by which the Sellers, or the respective assets of either of them, may be bound or any TNRCC Permits held by the Company, or (iii) assuming compliance with the matters referred to in Section 4.07, violate any Law binding upon the Company or Seller or any of the Assets of the Company or Seller, except, in the case of clauses
(ii) and (iii) above, for any such conflicts, violations, defaults, terminations, cancellations, encumbrances or accelerations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Sellers, and except, in the case of clause (ii) above, for such consents, approvals, authorizations and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given.

     Section 4.06. Governmental Approvals. No approval, authorization, consent, order or other action of, or filing with, any governmental authority or administrative agency is required in connection with the execution and delivery by the Sellers of this Agreement or the consummation of the transactions contemplated hereby, other than (i) filings with or approvals by other Governmental Authorities to occur in the ordinary course following the consummation of the transaction contemplated by this Agreement and (ii) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 4.07. Subsidiaries. To the best of Sellers knowledge, the Company does not own, directly or indirectly, any capital stock or other securities of any corporation or have any direct or indirect equity or ownership interest in any other Person.

     Section 4.08. Shares. Sanjenis is (and at the Closing will be) the sole record and beneficial owner of, and upon consummation of the transactions contemplated hereby Purchaser will acquire valid title to, the Shares, free and clear of all Encumbrances, other than (i) Permitted Encumbrances or (ii) restrictions on transfer that may be imposed by federal or state securities laws.

     Section 4.09. Note. Sub-Surface is the owner and holder of the Note, has full right, power, and authority to transfer the Note, free of any lawful claim of any person by, through, or under Sub-Surface, and has not executed any release or subordination relating to the Note or any lien, pledge, or security agreement securing the Note. The unpaid principal balance of the Note is $3,000,000. The Note is now in good standing and no default exists under the Note or the Credit Agreement. The Buy-Sell, Pledge and Guaranty Agreement dated as of April 26, 1999, between Jim W. Tucker and J.L. Pfeffer, Jr., the Company, and Sub-Surface and the Security Agreement dated April 27, 1999, between the Company and Sub-Surface have not been amended and are in full force and effect. The Note is currently and immediately convertible into a 65% equity interest in the capital stock of the Company.

     Section 4.10. Credit Agreement. Since April 29, 1999, Sub-Surface has not, pursuant to either Section 3.3A or 3.4 of the Credit Agreement, authorized the Company to: (a) sell all or substantially all of its assets, (b) authorize for issuance or sell any additional Capital Stock (as defined in the Credit Agreement) of the Company beyond the authorized and issued Capital Stock of the Company on April 29, 1999, (c) incur any Indebtedness (as defined in the Credit Agreement) not contemplated and permitted by the Credit Agreement, or (d) authorize or implement any action or omit to take any required action that would cause a Material Adverse Effect (as defined in the Credit Agreement) upon the Permits, the Well(s), or Facilities

     Section 4.11. Investment Intent. Each of Sanjenis and Sub-Surface is acquiring the TCRI Warrants and the shares of common stock of Purchaser underlying the TCRI Warrants, for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") covering the Purchaser Shares or (ii) pursuant to an applicable exemption under the Securities Act.

     Section 4.12. Disclosure of Information. Each of Sanjenis and Sub-Surface acknowledges that it or its representatives have been furnished with information regarding Purchaser and its business, assets, results of operation, and financial condition. Sub-Surface further represents that it has had an opportunity to ask questions of and receive answers from Purchaser regarding Purchaser and its business, assets, results of operation and financial condition and the terms and conditions of the issuance of the Purchaser Shares. The foregoing, however, shall not limit or modify the representations and warranties of Purchaser in Article V, shall not limit the rights of Seller prior to and in anticipation of any issuance of the Purchaser Shares pursuant hereto, and shall not limit the disclosure requirements of applicable federal and state securities laws.

     Section 4.13. Restricted Securities. Each of Sanjenis and Sub-Surface understands that the TCRI Warrants and the shares of common stock of Purchaser underlying the TCRI Warrants will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the TCRI Warrants and the shares of common stock of Purchaser underlying the TCRI Warrants will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the TCRI Warrants and the shares of common stock of Purchaser underlying the TCRI Warrants cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

     Section 4.14. Legend. It is agreed and understood by Sanjenis and Sub-Surface that the certificates representing the TCRI Warrants shall each conspicuously set forth on the face or back thereof, in addition to any legends required by Law or other agreement, a legend in substantially the following form:

           THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE FIRST REGISTERED PURSUANT TO THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Further, it is agreed and understood by Sanjenis and Sub-Surface that the certificates representing the shares of common stock of Purchaser underlying the TCRI Warrants, when and if issued, shall each conspicuously set forth on the face or back thereof, in addition to any legends required by Law or other agreement, a legend in substantially the following form:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE FIRST REGISTERED PURSUANT TO THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

     Section 4.15. Financial Statements. The Sellers have delivered to Purchaser copies of all financial statements of the Company in their possession. To the best of Sellers' knowledge, all such financial statements are complete and correct and have been prepared from the books and records of the Company in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, except that any unaudited financial statements are not accompanied by notes or other textual disclosure required by generally accepted accounting principles. To the best of Sellers' knowledge, such financial statements fairly present in all material respects, on the basis stated therein and on the date hereof, the financial position of the Company at the respective dates therein specified and its results of operations and cash flows for the periods the ended and do not omit to state any information necessary to make such financial statements not misleading.

     Section 4.16. Absence of Undisclosed Liabilities. To the best knowledge of Sellers, the Company does not have any Liability (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to the Company, and whether due or to become due), except (i) Liabilities reflected on the financial statements delivered to Purchaser, (ii) Liabilities that have arisen since the date of the latest balance sheet delivered to Purchaser in the ordinary course of business (none of which is a material liability for breach of contract),
(iii) Liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), and (iv) other Liabilities that, in the aggregate, are not material to the Company.

     Section 4.17. Title to Assets. As of the Closing Date, to the best knowledge of Sellers, the Company will have good and defensible title, or with respect to the material assets which it then leases, valid leasehold rights, to all of the material assets owned by it, including without limitation that certain 21.209-acre tract of real property located in Montgomery County, Texas and described more particularly in Exhibit C attached hereto (the "Well Site"), free and clear of all Encumbrances other than Permitted Encumbrances.

     Section 4.18. TNRCC Well Permits. To the best knowledge of Sellers:

     (a) The Texas Natural Resources Conservation Commission ("TNRCC") Class I Non-Hazardous Waste Water Disposal Well Permits identified on Schedule 4.21(a) comprise all of the TNRCC licenses, permits and other authorizations required in order to drill, complete and test wells and operate the Facilities as currently operated (the "TNRCC Well Permits").

     (b) The TNRCC Well Permits, together with other instruments governing the Company and other surface and subsurface property owners in proximity to all waste water disposal wells (the "Proximate Owners"), preclude the Proximate Owners in the area from validly asserting that the injection operations of the disposal wells and surface treatment Facilities by the Company are not allowed. Moreover, if the Company complies with applicable laws and the TNRCC Well Permits, no valid claim for damages can be made by the Proximate Owners relating to any disposal well drilled and operated by the Company in the areas set forth in the TNRCC Well Permits.

     (c) The execution and performance of this Agreement or the possibility of a change in control of the Company will not adversely affect the status or validity of the TNRCC Well Permits.

     (d) No action or proceeding is pending or threatened before TNRCC or other Governmental Authority for the cancellation or material adverse modification of the TNRCC Well Permits.

     (e) The Company is current with all reports, filings and other matters relating to the Facilities that the Company is required to file with TNRCC and the Company is not delinquent in the payment of any material fees and charges relating to the Facilities that are due to TNRCC.

     (e) As of the Closing Date, the Company will be the authorized legal holder of each of the TNRCC Well Permits and the TNRCC Well Permits will be in full force and effect and no action or proceeding will be pending or threatened before TNRCC for the cancellation of the TNRCC Well Permits.

     Section 4.19. Litigation. To Sellers' knowledge, there are no Governmental Orders and no Actions pending or threatened against or affecting the Company, Seller, or the Facilities which, if adversely determined, could reasonably be expected to materially and adversely affect the Company, or which challenges the validity or propriety of any of the transactions contemplated by this Agreement.

     Section 4.20. Compliance with Laws. To Sellers' knowledge, the Company has complied in all material respects with all Laws relating to the ownership or operation of the Facilities (including without limitation the rules, regulations and practices of TNRCC), except for noncompliance with such Laws which, individually or in the aggregate, does not and will not have a Material Adverse Effect on the Company, and neither the Company nor any Seller has received any written notice of any action, which has not been dismissed or otherwise disposed of, that the Company and Sellers have not so complied.

     Section 4.21. Environmental Matters. To Sellers' knowledge:


     (a) The Facilities, disposal wells, the Well Site and all assets located thereon (the "Properties") do not contain, and have not contained, any Materials of Environmental Concern in amounts or concentrations that (i) constitute or would constitute a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

     (b) The Properties and all operations on or at the Properties are and have been in compliance with all applicable Environmental Laws, and there is neither any contamination nor any violation of any Environmental Law with respect to the Properties or the business operated by the Company that could interfere with the continued operation of the Properties or materially impair the fair value of the Properties.

     (c) Neither the Company nor any of Sellers have received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or business of the Company. The Company and the Sellers do not have any knowledge or reason to believe that any such notice will be received or is being threatened.

     (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored, or disposed of at, on, or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any Environmental Law.

     (e) No judicial proceeding or governmental or administrative action is pending or threatened, under any Environmental Law to which the Company is or will be named a party with respect to the Properties or business of the Company, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or business of the Company.

     (f) No release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company in connection with the Properties or otherwise in connection with the business of the Company has occurred in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

     Section 4.22. Brokerage Fees. Neither Sellers nor their Affiliates have retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. Sellers shall indemnify and hold harmless Purchaser from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Sellers.

     Section 4.23. Full Disclosure. No representation or warranty made by Sellers in this Agreement, and no statement of any Seller contained in any document, certificate, or other writing furnished or to be furnished by Sellers pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. Sellers know of no matter that has not been disclosed to Purchaser pursuant to this Agreement that has or, so far as Sellers can now reasonably foresee, will have a Material Adverse Effect. Seller have delivered or made available to Purchaser accurate and complete copies of all agreements, documents, and other writings referred to or listed in this Article IV or any Schedule hereto.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

           Purchaser hereby represents and warrants to Seller as follows:

     Section 5.01. Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas and has all requisite corporate power and authority to own and lease its properties and carry on its business as currently conducted.

     Section 5.02. Due Authorization; Execution and Delivery. Purchaser has full power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to carry out its obligations hereunder. The execution and delivery by Purchaser of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement and the Ancillary Documents to which Purchaser is a party have been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or general equitable principles.

     Section 5.03. TCRI Warrants and Underlying Shares. The TCRI Warrants and shares of common stock of Purchase underlying the TCRI Warrants have been duly authorized for issuance and, if and when delivered by Purchaser in accordance with the provisions of this Agreement, will be validly issued fully paid and nonassessable.

                                   ARTICLE VI
                     CERTAIN COVENANTS AND OTHER AGREEMENTS

     Section 6.01. Taxes; Other Charges. All sales and use taxes resulting from the consummation of the transactions contemplated hereby shall be borne by Sellers, and the parties shall cooperate in obtaining all exemptions from such taxes. All other registration, transfer, recording, and deed and stamp taxes and fees incurred in connection with the consummation of the transactions contemplated hereby shall be borne by Seller.

     Section 6.02. Best Efforts. The Sellers and Purchaser shall take all reasonable action necessary to consummate the transactions contemplated by this Agreement and will use all necessary and reasonable means at its disposal to obtain all necessary consents and approvals of other persons and governmental authorities required to enable it to consummate the transactions contemplated by this Agreement, as necessary. Each party shall promptly make all filings, applications, statements and reports to all governmental agencies or entities which are required to be made prior to the Closing Date by or on its behalf pursuant to any statute, rule or regulation in connection with the transactions contemplated by this Agreement, and copies of all such filings, applications, statements and reports shall be provided to the other.

     Section 6.03. Public Announcements. Prior to the Closing Date, neither Sellers nor Purchaser shall disclose information or make a public announcement relating to the transactions contemplated by this Agreement, without the prior written consent of the other parties hereto.

                                   ARTICLE VII
                                 INDEMNIFICATION

     Section 7.01. Survival. All representations, warranties, covenants and agreements made by any party to this Agreement or pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto and shall survive the Closing for two years after the Closing Date.

     Section 7.02. Indemnification by Sellers. Subject to the limitations set forth in Sections 7.01 and 7.04, Sellers shall indemnify and hold harmless Purchaser from, against, for and in respect of:

     (a) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action and encumbrances (collectively, "Losses") suffered, sustained, incurred or required to be paid by Purchaser and arising from the breach of any written representation, warranty, agreement or covenant of Sellers or the Company contained in this Agreement; and

     (b) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 7.02;

provided only that Purchaser shall not be entitled under this Section to receive indemnification for that portion, if any, of any Losses, costs or expenses which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. As used in this Section the term "Purchaser" refers to Purchaser and to each director, officer, agent, trustee, manager, attorney, employee, representative and Affiliate of Purchaser.

     Section 7.03. Indemnification by Purchaser. Subject to the limitations set forth in Sections 7.01 and 7.04, Purchaser shall indemnify and hold Sellers and the Company harmless from, against, for and in respect of:

     (a) any and all Losses suffered, sustained, incurred or required to be paid by Sellers and arising from the breach of any written representation, warranty, agreement or covenant of Purchaser contained in this Agreement; and

     (b) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by Sellers or the Company in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 7.03;

provided only that Sellers shall not be entitled under this Section to receive indemnification for that portion, if any, of any Losses, costs or expenses which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. As used in this Section the term "Sellers" refers to each Seller and to each director, officer, agent, trustee, manager, attorney, employee, representative and Affiliate of Sellers, as applicable.

     Section 7.04. Indemnification Procedures. The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or indemnified third parties shall be subject to the following terms and conditions:

     (a) The indemnified party shall give prompt written notice (which in no event shall exceed 30 days from the date on which the indemnified party first became aware of such claim or assertion) to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in Sections 7.02 or 7.03 hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known. The failure to so notify, or any delay in so notifying, the indemnifying party will not relieve the indemnifying party of its obligations under Sections 7.02 or 7.03, except solely to the extent that such failure actually and materially prejudices the indemnifying party.

     (b) If any action, suit or proceeding is brought against the indemnified party with respect to which the indemnifying party may have liability under the indemnity agreements contained in Section 7.02 or 7.03 hereof, the action, suit or proceeding shall, upon the written acknowledgment by the indemnifying party that it is obligated to indemnify under such indemnity agreement, be defended (including all proceedings on appeal or for review which counsel for the indemnified party shall deem appropriate) by the indemnifying party. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the indemnified party's own expense unless (i) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized in writing by the indemnifying party in connection with the defense of such action, suit or proceeding, or (ii) counsel to such indemnified party shall have reasonably concluded and specifically notified the indemnifying party that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such action, suit or proceeding involves or could have an effect upon matters beyond the scope of the indemnity agreements contained in Sections 7.02 or 7.03 hereof, in any of which events the indemnifying party, to the extent made necessary by such defenses, shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party. In the latter such case only that portion of such fees and expenses of the indemnified party's separate counsel reasonably related to matters covered by the indemnity agreements contained in
Section 7.02 or 7.03 hereof shall be borne by the indemnifying party. The indemnified party shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not it is represented by separate counsel.

     (c) The indemnified party shall make available to the indemnifying party and its attorneys and accountants all books and records of the indemnified party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

     (d) The indemnified party shall not make any settlement of any claims without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

     (e) The amount of Losses required to be paid by any party to indemnify any other party pursuant to this Article VII as a result of any Losses shall be reduced to the extent of (i) any amounts actually received by such other party after the Closing Date pursuant to the terms of the insurance policies (if any) covering such Losses and (ii) any correlative net tax benefit realized or to be realized by the party suffering such Losses.

     (f) Seller shall not be required to pay any amount in satisfaction of the indemnification obligations of Seller pursuant to Section 7.02 in excess of the Purchase Price received by Seller.

     (g) The indemnification obligations of Seller or Purchaser pursuant to this
Article VII shall be limited to actual damages and shall not include incidental, consequential, indirect, punitive or exemplary damages.

                                  ARTICLE VIII
                                   TERMINATION

     Section 8.01. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

     (a) by mutual written consent of Sellers and Purchaser; or

     (b) by either Sellers or Purchaser, if the Closing shall not have occurred on or before May 22, 2002, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (b); or

     (c) by either Sellers or Purchaser, if there shall be any Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable; or

     (d) by Sellers, if (i) any of the representations and warranties of Purchaser contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty must have been true and correct in all material respects as of such specified date), in any respect which is material to Purchaser or the ability of Purchaser to consummate the transactions contemplated hereby, or (ii) Purchaser shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of Purchaser under this Agreement, and, in the case of each of clauses (i) and
(ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 30 days after written notice thereof from Seller to Purchaser; or

     (e) by Purchaser, if (i) any of the representations and warranties of Sellers or the Company contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty must have been true and correct in all material respects as of such specified date), in any respect which is material to Sellers or the Company or the ability of Seller to consummate the transactions contemplated hereby, or
(ii) Seller or the Company shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of Seller and the Company under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 30 days after written notice thereof from Purchaser to Seller.

     Section 8.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01 by Seller or Purchaser, this Agreement shall become void and have no effect, except that the agreements contained in this Article VIII and in Sections 4.26, 9.01, 9.03 and 9.11 shall survive the termination hereof.

     Section 8.03. Certain Remedies Not Exclusive. Except as specifically set forth herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

     Section 9.01. Expenses. Except as otherwise expressly provided herein, each party shall pay the fees and expenses incurred by it in connection with the transactions contemplated by this Agreement. If any action is brought for breach of this Agreement or to enforce any provision of this Agreement, the prevailing party shall be entitled to recover court costs, arbitration expenses and reasonable attorneys' fees.

     Section 9.02. Amendment. This Agreement may be amended at any time but only by an instrument in writing signed by the parties hereto.

     Section 9.03. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) mailed by certified mail, return receipt requested, or delivered by nationally recognized overnight delivery service, to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice), or (ii) sent by facsimile to the number set forth below (or such other number for a party as shall be specified by proper notice hereunder), or (iii) sent by email to the email address set forth below (or such other email address for a party as shall be specified by proper notice hereunder):

     If to Purchaser, to:                 Texas Commercial Resources, Inc.
                                          7500 San Felipe, Suite 475
                                          Houston, Texas 77063
                                          Attention: H. L. Schulle
                                          Facsimile: 713-914-9193
                                          Email:    brit@tcri.net
                                                 ---

     with copies (which shall not constitute notice) to:

                                          Thompson & Knight, LLP
                                          1200 Smith Street, Suite 3600
                                          Houston, Texas 77002
                                          Attention: John Unger
                                          Facsimile: 713-654-1871
                                          Email: ungerj@tklaw.com

     If to EarthCare
     or Sub-Surface to:                   EarthCare Company
                                          14901 Quorum Drive, Suite 200
                                          Dallas, Texas 75254
                                          Attention: William Solomon
                                          Facsimile: 972-858-6024
                                          Email: wwsolomon@yahoo.com

     If to Sanjenis to:                   Patrick Sanjenis
                                          1355 Hillwood Blvd., Unit G
                                          Pewaukee, Wisconsin 53072
                                          Facsimile: 414-382-0383
                                          Email:pjsanjenis@ra.rockwell.com

     with copies (which shall not constitute notice) to:

                                          James H. Hada
                                          9014 Rockbrook Drive
                                          Dallas, Texas 75220
                                          Facsimile: 214-826-6617
                                          Email: jhhada@hotmail.com

     Section 9.04. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto.

     Section 9.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 9.06. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     Section 9.07. Entire Agreement. This Agreement and the documents referred to herein contain the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, conveyances or undertakings other than those expressly set forth herein. This Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter.

     Section 9.08. Waiver. No attempted waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement, will be effective unless evidenced by an instrument in writing by the party against whom the enforcement of any such waiver or consent is sought.

     Section 9.09. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     Section 9.10. Severability. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced under any rule or law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 9.11. Intended Beneficiaries. The rights and obligations contained in this Agreement are hereby declared by the parties hereto to have been provided expressly for the exclusive benefit of such entities as set forth herein and shall not benefit, and do not benefit, any unrelated third parties.

     Section 9.12. Consent to Jurisdiction.

     (a) The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in Texas, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

     (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in subsection (a) above by the mailing of a copy thereof in the manner specified by the provisions of Section 9.03.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written by their respective officers thereunto duly authorized.

                       "SELLERS"

                       SUB-SURFACE LIQUID INJECTION
                                COMPANY, INC.


                       By:  /s/ William J. Solomon
                          ------------------------------------------------
                             William  Solomon,  Jr.,  Vice-President  and
                             Chief  Financial Officer


                         /s/ Patrick J. Sanjenis
                       ---------------------------------------------------
                       Patrick J. Sanjenis

                       "PURCHASER"
                       TEXAS COMMERCIAL RESOURCES, INC.



                       By:       /s/ H.L. Schulle
                               -------------------------------------------
                               H.L. Schulle, Vice President

                                   EXHIBIT A-1

                            Warrant Vesting Schedule


     1. 333,000 A Warrants - A Warrants vest on the date that the facility is completed and the Company receives final approval from the TNRCC that the Company may accept waste for disposal at the site (the "Commencement Date"). Each A Warrant will entitle the holder to purchase one share of TCRI common stock at $0.75 per share for a period of three years from the Commencement Date.

     2. 333,000 B Warrants - B Warrants will vest on the first day of the month following the first 12-month period that occurs within 24 months of the Commencement Date during which the gross revenues of the Company exceed $2,000,000. Each B Warrant will entitle the holder to purchase one share of TCRI common stock at $1.00 per share for a period of three years from the vesting date.

     3. 334,000 C Warrants - C Warrants will vest on the first day of the month following the first 12-month period that occurs within 36 months following the Commencement Date during which the gross revenues of the Company exceed $4,000,000. Each C Warrant will entitle the holder to purchase one share of TCRI common stock at $1.25 per share for a period of three years from the vesting date.

                                   EXHIBIT A-2

                            Form of Warrant Agreement


                                     Omitted

                                    EXHIBIT B

                          List of Company Shareholders

                                                                                          Certificate
           Name                                                               Shares         Number

           J.L. Pfeffer                                                     37,026.26        AAA-2
           J.W. Tucker                                                      37,026.26        AAA-1
           Patrick J. Sanjenis                                              12,000.00        AAA-3
           Donald F. Moorehead                                               3,000.00
           Crossroads Environmental Group (San Antonio Group)                2,916.67
           Han Joo Lee                                                       2,200.00
           William Whitmire                                                  1,204.17
           Edward Simmons                                                      833.33
           Clifford Rasmussen                                                  700.00
           Harry Wittneben                                                     416.67
           Daniel L. Lee                                                       400.00
           James H. Lee                                                        400.00
           Jae J. Kwon                                                         210.00
           Jorgan Christensen                                                  208.33
           Vernon Benson                                                       208.33
           Carroll Briley                                                      208.33
           Robert Grimes                                                       208.33
           Monica Orso                                                         208.33
           Russell E. Puckett                                                  208.33
           Stephen Roberts                                                     208.33
           Ron Carrs                                                           208.33



                                    EXHIBIT C

                         Legal Description of Well Site


                                     Omitted